Exhibit 10.1
GENCORP INC.
as Issuer
THE GUARANTORS PARTY HERETO
as Guarantors
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

Second Supplemental Indenture
Dated as of June 27, 2006
To Indenture Dated as of August 11, 2003,
as Amended by the First Supplemental Indenture
Dated as of October 29, 2004
9 1/2% Senior Subordinated Notes due 2013

          SECOND SUPPLEMENTAL INDENTURE, dated as of June 27, 2006 (the “Second Supplemental Indenture”), between GENCORP INC., an Ohio corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., as trustee (the “Trustee”).
RECITALS
          WHEREAS, the Issuer, the guarantors party thereto and the Trustee have heretofore executed and delivered an Indenture, dated as of August 11, 2003, as amended by the First Supplemental Indenture dated as of October 29, 2004 (the “Indenture”), pursuant to which the Issuer issued $150,000,000 principal amount of its 9 1/2% Senior Subordinated Notes due 2013 (the “Notes”), $97,500,000 of which remain issued and outstanding under the Indenture;
          WHEREAS, this Second Supplemental Indenture is being executed pursuant to a Consent Solicitation Statement of the Issuer, dated June 8, 2006 (the “Statement”), and the related Letter of Consent;
          WHEREAS, Section 9.2 of the Indenture provides that the Issuer, the guarantors and the Trustee may enter into indentures supplemental to the Indenture for the purpose of changing or modifying in any manner the rights of the Holders of Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, subject to certain exceptions specified in Section 9.2 of the Indenture;
          WHEREAS, the parties hereto are entering into this Second Supplemental Indenture to amend Section 4.9 of the Indenture (the “Amendment”);
          WHEREAS, the execution and delivery of this Second Supplemental Indenture and the adoption of the Amendment by the Issuer, the Guarantors and the Trustee has been authorized by the consent of the Holders of at least a majority in aggregate principal amount of the Notes outstanding as of the date hereof; and
          WHEREAS, the execution and delivery of this Second Supplemental Indenture by the Issuer have been authorized by resolutions of the Board of Directors of the Issuer, the execution and delivery of this Second Supplemental Indenture by the Guarantors have been authorized by the board of directors, manager or members of each Guarantor, and, subject to the conditions set forth in the Statement, all acts, conditions and requirements necessary to make this Second Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes herein set forth have been done and taken, and the execution and delivery of this Second Supplemental Indenture have been in all respects duly authorized.
          NOW, THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes, as follows:
Section 1.      Definitions.
          For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein shall have the respective meanings assigned to them in the Indenture.

Section 2.      Amendment of the Indenture.
          Section 4.9(c) of the Indenture is hereby amended and restated to read in its entirety as follows:
          "(c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant and such Indebtedness shall be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by the Company; provided, however, that any incurrence of Indebtedness under the Credit Agreement as Permitted Indebtedness must be incurred pursuant to clause (i) of the definition of Permitted Indebtedness. For the avoidance of doubt, the Company may also incur Indebtedness under the Credit Agreement pursuant to the second sentence of Section 4.9(a). Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.”
Section 3.      Operation of Second Supplemental Indenture.
          This Second Supplemental Indenture shall take effect on the date and time that the Trustee receives a certification of results from Global Bondholder Services Corp., the Issuer’s tabulation agent, indicating receipt of the consent of the Holders of at least a majority in aggregate principal amount of the Notes and shall amend the provisions of the Indenture with respect to the Notes.
Section 4.      Concerning the Trustee.
          The Trustee accepts the trusts of the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, as supplemented by this Second Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Notes agree and, except as expressly set forth in the Indenture, as supplemented by this Second Supplemental Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer. The Trustee makes no representation and shall have no responsibility as to the validity or sufficiency of this Second Supplemental Indenture.
Section 5.      Miscellaneous.
                    (a)      Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.
                    (b)      All agreements of the Issuer in this Second Supplemental Indenture shall bind the Issuer’s successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

                    (c)      THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
                    (d)      If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Second Supplemental Indenture or in the Indenture by the Trust Indenture Act, the required provision shall control.
                    (e)      The titles and headings of the sections of this Second Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
                    (f)      This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall represent one and the same agreement.
                    (g)      In case any provision of this Second Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, as of the date first written above.

Issuer GENCORP INC.
By:	/s/ Mark A. Whitney
	Name:	Mark A. Whitney
	Title:	Vice President, Law

Guarantors AEROJET-GENERAL CORPORATION
By:	/s/ Mark A. Whitney
	Name:	Mark A. Whitney
	Title:	Vice President

AEROJET ORDNANCE TENNESSEE, INC.
By:	/s/ Brian E. Sweeney
	Name:	Brian E. Sweeney
	Title:	Vice President

GENCORP PROPERTY INC.
By:	/s/ Mark A. Whitney
	Name:	Mark A. Whitney
	Title:	Vice President

AEROJET INVESTMENTS LTD.
By:	/s/ Brian E. Sweeney
	Name:	Brian E. Sweeney
	Title:	Secretary

RKO GENERAL, INC.
By:	/s/ Mark A. Whitney
	Name:	Mark A. Whitney
	Title:	Vice President

Trustee THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Sandee Parks
	Name:	Sandee Parks
	Title:	Vice President